Exhibit 1.1

Execution Version

$250,000,000

Carrizo Oil & Gas, Inc.

8.250% Senior Notes due 2025

UNDERWRITING AGREEMENT

June 29, 2017

CITIGROUP GLOBAL MARKETS INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

As Representatives of the Several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

222 Broadway

New York, New York 10038

Ladies and Gentlemen:

Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), proposes to issue and sell to the several underwriters listed on Schedule A hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $250,000,000 million principal amount of its 8.250% Senior Notes due 2025 (the “Offered Securities”). The Offered Securities will be issued under a Senior Indenture, dated as of May 28, 2008 (the “Base Indenture”), as supplemented by the Twentieth Supplemental Indenture thereto to be dated as of the Closing Date (collectively, the “Indenture”), among the Company, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as Trustee. The Offered Securities will be unconditionally guaranteed as to the payment of principal and interest by Bandelier Pipeline Holding, LLC, Carrizo (Eagle Ford) LLC, Carrizo (Marcellus) LLC, Carrizo (Marcellus) WV LLC, Carrizo (Niobrara) LLC, Carrizo (Permian) LLC, Carrizo (Utica) LLC, Carrizo Marcellus Holding Inc., CLLR, Inc., Hondo Pipeline, Inc. and Mescalero Pipeline, LLC, each a Delaware limited liability company or corporation (the “Guarantors” and such guarantees, the “Guarantees”).

The Company has filed a registration statement on Form S-3, as amended by Post-Effective Amendment No. 1 on June 28, 2017 (File No. 333-198459), with respect to the Offered Securities, including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Offered Securities, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) thereunder. As used in this Agreement, “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all information deemed to be part of the registration statement pursuant to Rule 430B or 430C of the Rules and Regulations; “Effective Time” means any time as of which any part of the Registration Statement became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means any preliminary prospectus relating to the Offered Securities included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including the Base Prospectus and any preliminary prospectus supplement thereto relating to the Offered Securities;

“Prospectus Supplement” means the prospectus supplement to be filed promptly after the date hereof pursuant to Rule 424 and describing the Offered Securities and the offering thereof; “Prospectus” means the Prospectus Supplement, together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Offered Securities or in the form first made available to the Underwriters by the Company to meet requests of Underwriters pursuant to Rule 173 under the Securities Act; “Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 under the Securities Act relating to the Offered Securities; “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Offered Securities; and “Disclosure Package” means the Base Prospectus, as amended or supplemented immediately prior to the Applicable Time (as defined below), including the most recent Preliminary Prospectus, together with the Issuer Free Writing Prospectuses identified on Schedule B hereto, if any. For purposes of clarity, any Free Writing Prospectus that was prepared by or on behalf of, or used by, an offering participant other than the Company (without regard to whether the conditions set forth in Rule 433 are satisfied with respect thereto) (each, an “Offering Participant Free Writing Prospectus”) shall be excluded from the definition of Disclosure Package. For the purposes of this Agreement, the “Applicable Time” is 4:30 p.m., New York City time, on June 29, 2017. Any reference herein to the Registration Statement, any Preliminary Prospectus, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the Effective Date of the Registration Statement, the date of such Preliminary Prospectus, the date of such Base Prospectus, the date of such Prospectus Supplement or the date of the Prospectus, as the case may be, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, the date of such Preliminary Prospectus, the date of such Base Prospectus, the date of such Prospectus Supplement or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Base Prospectus, the Prospectus Supplement, the Prospectus or Issuer Free Writing Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. Representations and Warranties of the Company and Each Guarantor. Each of the Company and the Guarantors jointly and severally represents and warrants to the Underwriters as follows:

(a) Registration Statement and Prospectus. (i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), if any, and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(ii) Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; such Registration Statement became effective upon filing with the Commission under the Securities Act; and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto has been received by the Company or any Guarantor. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Commission has not issued any order preventing or suspending the use of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus. Copies of the Registration Statement and each of the amendments thereto have been delivered by the Company to the Underwriters (provided that availability of the Registration Statement and each amendment on EDGAR shall constitute delivery so long as the EDGAR copy is substantially identical except as permitted by Regulation S-T). The Registration Statement conformed on each applicable Effective Date, and any amendment to the Registration Statement filed after the date hereof will conform when filed and effective, in all material respects to the requirements of the Securities Act, the Rules and Regulations and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Prospectus, as of its date, will conform and, as it may be further supplemented by filings with the Commission, will conform, on the Closing Date, in all material respects to the requirements of the Securities Act, the Rules and Regulations and the Trust Indenture Act. As of the Effective Date, the date hereof and the Closing Date, if any, the Registration Statement, and any post-effective amendments, do not and will not, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, as of its date, will not, and, on the Closing Date, as amended or supplemented by filings with the Commission, will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Disclosure

Package, as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, none of the representations and warranties set forth in this Section 1(a) shall apply to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) statements or omissions in the Registration Statement, or the Prospectus, or any amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein, such information being listed in Section 7(b) below.

(b) Issuer Free Writing Prospectus. Other than the Registration Statement, the Prospectus and the Disclosure Package, the Company and the Guarantors (including their agents and representatives, other than an Underwriter in its capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Securities other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule B hereto, any Issuer Free Writing Prospectus that constitutes a “road show” (within the meaning specified in Rule 433 of the Rules and Regulations) or any other written communications approved in writing in advance by the Representatives and, with respect to each such Free Writing Prospectus, the Company and the Guarantors represent that they have treated and agree that they will treat each such Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and have complied and will comply with the requirements of Rules 164 and 433 applicable to any Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. Each Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the most recent Preliminary Prospectus, the other Issuer Free Writing Prospectuses identified on Schedule B, each Issuer Free Writing Prospectus, when taken together with the Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to the Underwriters furnished to the Company and the Guarantors in writing by the Underwriters expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 7(b) hereof; provided, further, that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in any Offering Participant Free Writing Prospectus, including any “issuer information” (as defined in Rule 433 under the Securities Act) therein. Each such Issuer Free Writing Prospectus, as of its issue date and as of the Closing Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any Preliminary Prospectus deemed to be a part thereof that has not been superseded or modified.

(c) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus, the Prospectus and the Disclosure Package, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations thereunder, and none of such documents, when read together with the other information in the Disclosure Package, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not, when read together with the other information in the Disclosure Package, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Financial Statements. The financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with U.S. generally accepted accounting principles, consistently applied throughout the periods involved. The summary and selected financial data included or incorporated by reference in the Prospectus and the Disclosure Package present fairly in all material respects the information shown therein as of the respective dates and for the respective periods specified and have been presented on a basis consistent with the audited consolidated financial statements set forth or incorporated by reference in the Prospectus and the Disclosure Package and other financial information.

(e) Pro Forma Financial Statements. The pro forma financial statements included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package include assumptions that, in the opinion of management of the Company, provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package. The pro forma financial statements included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(f) Independent Accountants. Each of (i) KPMG LLP, which has certified certain financial statements of the Company, and (ii) Johnson, Miller & Co., CPA’s PC, which has certified certain financial statements of oil and gas properties acquired by the Company (the “ExL Properties”), and which have delivered their opinions with respect to the audited financial statements and schedules included or incorporated by reference in the Registration Statement and the Prospectus, are independent registered public accounting firms with respect to the Company and the ExL Properties, respectively, within the meaning of the Securities Act, the Rules and Regulations, the Exchange Act and the rules and regulations of the Commission thereunder.

(g) Good Standing of the Company and the Guarantors. The Company, each of the Guarantors and each of their respective subsidiaries listed in Schedule C hereto, which list includes all “significant subsidiaries” as defined in Rule 405 under the Securities Act (the “Subsidiaries”), is duly organized, validly existing and, if applicable, in good standing under the laws of their respective jurisdictions of incorporation or organization, as applicable. The Company, each of the Guarantors and each of their respective Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or limited liability company, as applicable, in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company, the Guarantors and their respective Subsidiaries considered as a whole (a “Material Adverse Effect”); and to the Company and the Guarantors’ knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Other than the Subsidiaries in which the Company holds de minimus equity interests and as disclosed in the Registration Statement and the Disclosure Package, neither the Company nor any Guarantor owns, directly or indirectly, any shares of capital stock and does not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other entity.

(h) Indenture; Offered Securities. The Indenture has been duly authorized, executed and delivered by the Company and each Guarantor, and has been duly qualified under the Trust Indenture Act, and assuming that the Indenture has been duly authorized, executed and delivered by the Trustee, the Indenture is a legal, valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Offered Securities have been duly authorized by the Company, and when issued pursuant to the Indenture and delivered and paid for pursuant to this Agreement, will have been duly executed, authenticated, issued, delivered and paid for and will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Guarantees have been duly authorized by each Guarantor and when the Offered Securities and are duly executed, authenticated, issued, delivered and paid for pursuant to the Indenture and this Agreement on the Closing Date, such Guarantees will have been duly and validly issued and outstanding and will constitute legal, valid and binding obligations of each Guarantor, entitled to the benefits of the Indenture and enforceable against each Guarantor in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the Rules and Regulations.

(i) Accurate Disclosure. The statements in the Registration Statement, the Prospectus and the Disclosure Package under the headings “Description of the Notes” and “Material U.S. Federal Income and Estate Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(j) Certain Exhibits and Agreements. There is no document, contract or other agreement required to be described in the Registration Statement, Prospectus or the Disclosure Package or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or the Rules and Regulations. Each description of a contract, document or other agreement in the Registration Statement, the Prospectus and the Disclosure Package accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement, the Prospectus or the Disclosure Package or listed in the exhibits to the Registration Statement is in full force and effect and is valid and enforceable by and against the Company, the Guarantors or any of their respective Subsidiaries, as the case may be, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity or public policy (regardless of whether enforcement is sought in a proceeding at law or in equity). Neither the Company, the Guarantors nor any of their respective Subsidiaries, if a Subsidiary is a party, nor to the Company’s or any Guarantor’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company, the Guarantors or any of their respective Subsidiaries, if a Subsidiary is a party thereto, of any other agreement or instrument to which the Company, the Guarantors or any of their respective Subsidiaries is a party or by which Company, the Guarantors or their respective properties or business or a Subsidiary or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

(k) No Preemptive Rights. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any of the Offered Securities or any such rights pursuant to any provision of the charter, bylaws, certificate of formation, limited liability company agreement, or constitutive documents, as applicable (the “Organizational Documents”), of the Company or any of the Guarantors or any agreement or instrument to or by which the Company or any of the Guarantors is a party or bound.

(l) No Finder’s Fee. Neither the Company, the Guarantors nor any of their respective Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company, the Guarantors or any of their respective Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Securities.

(m) Absence of Further Requirements. Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company and the Guarantors of this Agreement and the Indenture and by the Company and Carrizo (Permian) LLC of the purchase and sale agreement, dated June 28, 2017 (the “ExL Purchase Agreement”), among the Company (solely for purposes of Section 5.10 of the ExL Purchase Agreement), Carrizo (Permian) LLC, ExL Petroleum Management, LLC and ExL Petroleum Operating Inc. (“ExL”) and the consummation of the transactions herein and therein contemplated, required to be obtained or performed by the Company and the Guarantors has been obtained or made and is in full force and effect, except as would not materially and adversely affect the consummation of the transactions contemplated by this Agreement or the ExL Purchase Agreement, and except for those that have been made or obtained, or will be made or obtained, under the Securities Act, the Trust Indenture Act and the Rules and Regulations or the Exchange Act or the rules and regulations of the Commission thereunder or as may be required under state securities or “blue sky” laws in connection with the sale of the Offered Securities.

(n) Title to Property. Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, the Company, the Guarantors and each of their respective Subsidiaries have (i) defensible title to all their interests in the oil and gas properties described in the Registration Statement, the Prospectus and the Disclosure Package as being owned or leased by them, title investigations having been carried out by the Company or the Guarantors in accordance with customary practice in the oil and gas industry, and (ii) good and marketable title to all other real property and all personal property described in the Registration Statement, the Prospectus and the Disclosure Package as being owned by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except (A) such as would not have a Material Adverse Effect, (B) security interests securing loans under the Company’s senior secured revolving credit facility, (C) royalties, overriding royalties and other similar burdens under oil and gas leases, (D) easements, restrictions, rights-of-way and other matters that commonly affect oil and gas properties and (E) liens and encumbrances under gas sales contracts, geophysical exploration agreements, operating agreements, farm-out agreements, participation agreements, unitization, pooling and commutation agreements, declarations and orders and gas sales contracts, securing payment of amounts not yet due and payable and of a scope and nature customary in the oil and gas industry. All property held under lease by the Company, the Guarantors and each of their respective Subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as would not have a Material Adverse Effect.

(o) Absence of Defaults and Conflicts Resulting from Transaction. Neither the execution, delivery and performance of this Agreement, the Indenture or the ExL Purchase Agreement nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company and the Guarantors of the Offered Securities) or thereby will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach or violation of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company, the Guarantors or their respective Subsidiaries pursuant to (i) the terms of any indenture, mortgage, deed of trust or other agreement or instrument to which the Company, the Guarantors or any of their respective Subsidiaries is a party or by which the Company, the Guarantors or their respective Subsidiaries or any of their properties or businesses are bound, (ii) any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company, the Guarantors or any of their respective Subsidiaries or (iii) any provision of the Organizational Documents of the Company, the Guarantors or any of their respective Subsidiaries, except in the cases of clauses (i) and (ii) for such consents or waivers which have already been obtained and are in full force and effect and except as would not have a Material Adverse Effect and assuming the closing of the sale of the Offered Securities as contemplated by this Agreement.

(p) Authorization of Transaction Documents. All necessary corporate or limited liability company action has been duly and validly taken by the Company and the Guarantors to authorize the execution, delivery and performance of this Agreement, the Indenture and the Offered Securities (collectively, the “Transaction Documents”). The Transaction Documents have been duly and validly authorized by all necessary corporate or limited liability company action, executed and delivered by the Company and the Guarantors and constitute legal, valid and binding obligations of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity or public policy (regardless of whether enforcement is sought in a proceeding at law or in equity).

(q) Authorization of ExL Purchase Agreement. All necessary corporate or limited liability company action has been duly and validly taken by the Company and Carrizo (Permian) LLC to authorize the execution, delivery and performance of the ExL Purchase Agreement. The ExL Purchase Agreement has been duly and validly authorized by all necessary corporate or limited liability company action, executed and delivered by the Company and Carrizo (Permian) LLC and constitutes legal, valid and binding obligations of the Company and Carrizo (Permian) LLC enforceable against the Company and Carrizo (Permian) LLC in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity or public policy (regardless of whether enforcement is sought in a proceeding at law or in equity).

(r) Description of Certain Documents; Absence of Existing Defaults and Conflicts. Each of the Transaction Documents conforms in all material respects to the description thereof contained in each of the Registration Statement, the Prospectus and the Disclosure Package. None of the Company, the Guarantors or any of their respective Subsidiaries is (i) in violation of any term or provision of its Organizational Documents or (ii) in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of any such violation in this subsection (ii), individually or in the aggregate, would have a Material Adverse Effect.

(s) Possession of Licenses and Permits. The Company, the Guarantors and each of their respective Subsidiaries have all requisite corporate or limited liability company power, as the case may be, and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license their assets and properties and conduct their business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company, the Guarantors and each of their respective Subsidiaries have fulfilled and performed in all material respects all of their material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company or the Guarantors thereunder. None of the Company, the Guarantors or any of their respective Subsidiaries has received notice of any reservation or modification of any such Permits or has any reason to believe that any such Permits will not be reserved in the ordinary course, except as would not have a Material Adverse Effect.

(t) Absence of Labor Dispute. None of the Company, the Guarantors or any of their respective Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or the Guarantors, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company and the Guarantors are not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company and the Guarantors are not aware of any threatened or pending litigation between the Company, the Guarantors or any of their respective Subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company, the Guarantors or any of their respective Subsidiaries.

(u) Environmental Laws. Except as described in the Registration Statement, the Prospectus and the Disclosure Package, (i) each of the Company, the Guarantors and each of their respective Subsidiaries is in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Law”) which are applicable to its business; (ii) none of the Company, the Guarantors or any of their respective Subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim if determined adverse to the Company, the Guarantors or any of their respective Subsidiaries could reasonably be expected to have a Material Adverse Effect; (iii) each of the Company, the Guarantors and each of their respective Subsidiaries has received all material permits, licenses or other approvals required of it under applicable Environmental

Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval, except where the absence of such permit, license, approval or compliance would not result in a Material Adverse Effect; (iv) to the Company and the Guarantors’ knowledge, no facts currently exist that will require the Company, the Guarantors or any of their respective Subsidiaries to make future material capital expenditures to comply with Environmental Laws; (v) no property which is or has been owned, leased or occupied by the Company, the Guarantors or their respective Subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA”) or otherwise designated as a contaminated site under applicable state or local law; (vi) none of the Company, the Guarantors or any of their respective Subsidiaries has been named as a “potentially responsible party” under CERCLA; (vii) there has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Company, the Guarantors or any of their respective Subsidiaries (or to the knowledge of the Company or the Guarantors, any of their predecessors or Subsidiaries’ predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company, the Guarantors or any of their respective Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action by the Company, the Guarantors or any of their respective Subsidiaries under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not result in, or which would not be reasonably likely to result in, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; and (viii) there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any solid wastes or hazardous substances due to or caused by the Company or the Guarantors, except for any spill, discharge, leak, emission, injection, escape, dumping or release which would not result in or would not be reasonably likely to result in, singularly or in the aggregate will all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous substances” and “solid wastes” shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection.

In the ordinary course of their business, the Company and the Guarantors periodically review the effect of Environmental Laws on the business, operations and properties of the Company, the Guarantors and their respective Subsidiaries, in the course of which the Company and the Guarantors identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company and the Guarantors reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(v) Compliance with ERISA. The Company and the Guarantors have fulfilled their obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which the Company’s and the Guarantors’ employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in Section 12 of ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company or Guarantors could have any liability.

(w) Absence of Manipulation. None of the Company or the Guarantors has taken, or will take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Offered Securities or any security of the Company to facilitate the sale or resale of any of the Offered Securities.

(x) Internal Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officer, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y) Compliance with the Sarbanes-Oxley Act of 2002. The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are true and correct in all material respects. The Company maintains “disclosure controls and procedures” (as defined in Rules 13a–15(e) and 15d–15(e) of the Exchange Act), and such controls and procedures are designed (i) to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and (ii) to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. The Company does not have any material weaknesses in internal controls, and there has been no material fraud that involves management or other employees who have a significant role in the Company’s internal controls. The Company is in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder by the Commission (and intends to comply with all applicable provisions that are not yet effective upon effectiveness). The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(z) Litigation. There are no legal, governmental or regulatory actions, suits, proceedings or investigations to which the Company, the Guarantors or any of their respective Subsidiaries are subject or which are pending or, to the knowledge of the Company or any of the Guarantors, threatened, against the Company, the Guarantors or any of their respective Subsidiaries, which, individually or in the aggregate, might have a Material Adverse Effect or affect the consummation of the transactions contemplated by this Agreement that are not disclosed in the Registration Statement, the Prospectus and the Disclosure Package.

(aa) No Material Adverse Change in Business. Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, except as described therein, (i) there has not been any Material Adverse Effect; (ii) none of the Company, the Guarantors or any of their respective Subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, none of the Company, the Guarantors or their respective Subsidiaries has (A) issued any securities, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction or incurred any material liability or obligation, direct or contingent, that was not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock, other than with respect to the acquisition of shares of the Company’s common stock in connection with payment of taxes required in connection with the exercise of options for the purchase of common stock or the vesting of restricted stock; provided, however, that the foregoing clause (C) shall not apply to transactions solely between the Company and the Guarantors.

(bb) Investment Company Act. Neither the Company nor any Guarantor is, and after giving effect to the offering and sale of the Offered Securities and the application of proceeds thereof as described in the Disclosure Package, will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(cc) Ratings. No “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) under the Exchange Act, has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company.

(dd) Foreign Corrupt Practices Act. None of the Company, the Guarantors or any other person associated with or acting on behalf of the Company or the Guarantors including, without limitation, any director, officer, agent or employee of the Company, the Guarantors or their respective Subsidiaries, has, directly or indirectly, while acting on behalf of the Company or its Subsidiaries or the Guarantors (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.

(ee) Compliance with Money Laundering Laws. The operations of the Company, the Guarantors and their respective Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions where the Company, the Guarantors or any of their Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company, any Guarantor or any of their respective Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company or any of the Guarantors, threatened.

(ff) Compliance with OFAC. None of the Company, the Guarantors, any of their respective Subsidiaries or any of their respective directors, officers or employees, nor, to the knowledge of the Company or any of the Guarantors, any director, officer, employee, agent or affiliate controlled by the Company or other person associated with or acting on behalf of the Company, the Guarantors or any of their respective Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”) (collectively, “Sanctions”), nor is the Company, the Guarantors or any of their respective Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, currently Cuba, Iran, North Korea, Sudan, Syria and the Crimea region (each, a “Sanctioned Country”); and neither the Company nor any Guarantor will directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business in violation of applicable Sanctions with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions or (ii) to fund or facilitate any activities or business in violation of applicable Sanctions in any Sanctioned Country.

(gg) Tax Returns. The Company, the Guarantors and their respective Subsidiaries have filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof, except where the failure to so file would not have a Material Adverse Effect, which returns are true and correct in all material respects or have received timely extensions thereof, and have paid all taxes shown on such returns and all assessments received by them to the extent that the same are material and have become due, except for such taxes as are being contested in good faith and except as would not result in a Material Adverse Effect. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company, the Guarantors or any of their respective Subsidiaries.

(hh) Insurance. The Company, the Guarantors and their respective Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Registration Statement, the Prospectus and the Disclosure Package; all policies of insurance and fidelity or surety bonds insuring the Company, the Guarantors or any of their respective Subsidiaries or the Company’s, the Guarantors’ or their respective Subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect; the Company, the Guarantors and each of their respective Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and none of the Company or the Guarantors has any reason to believe that the Company, the Guarantors or any of their respective Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost, except as would not have a Material Adverse Effect.

(ii) Reserve Information. The written engineering report prepared by Ryder Scott Company, L.P. (the “Independent Petroleum Engineer”), as of December 31, 2016, setting forth the engineering values attributed to the oil and gas properties of the Company and the Subsidiaries accurately reflects in all material respects the ownership interests of the Company and the Subsidiaries in the properties therein as of December 31, 2016, except as otherwise disclosed in the Registration Statement, the Prospectus and the Disclosure Package. The information furnished by the Company to the Independent Petroleum Engineer for purposes of preparing its report, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true, correct and complete in all material respects on the date supplied and was prepared in accordance with customary industry practices; the Independent Petroleum Engineer who prepared estimates of the extent and value of proved oil and natural gas reserves, is independent with respect to the Company.

(jj) No Related Party Transactions; No FINRA Affiliations. No transaction has occurred between or among the Company and any of its officers or directors, shareholders or any affiliate or affiliates of any such officer or director or shareholder that is required to be described in and is not described in the Registration Statement, the Prospectus and the Disclosure Package. There are no affiliations with Financial Industry Regulatory Authority (“FINRA”) among the Company’s officers or directors, except as set forth in the Prospectus or the Disclosure Package.

(kk) No Other Offering Material. Each of the Company, its directors and officers has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Offered Securities other than the Prospectus, the items included in the Disclosure Package, the Registration Statement, any Issuer Free Writing Prospectus to which the Representatives have consented, and other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.

(ll) XBRL. The interactive data in the eXtensible Business Reporting Language (“XBRL”) incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(mm) Representations and Warranties of ExL. To the knowledge of the Company, the representations and warranties of ExL in the ExL Purchase Agreement are true and correct as of the date hereof, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct as of that date, with the same force and effect as if made as of the date hereof, except as would not be expected to have, individually or in the aggregate, a Material Adverse Effect assuming the Company has already acquired the Exl Properties as contemplated by the ExL Purchase Agreement. Other than customary title and environmental defect adjustments, nothing has come to the attention of the management of the Company that would cause it to believe that the acquisition of the ExL Properties will not be consummated substantially in accordance with the terms of the ExL Purchase Agreement or the description of the acquisition of the ExL Properties included in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, subject to standard and customary closing and post-closing adjustments.

2. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of 98.50% of the principal amount thereof plus accrued interest from July 14, 2017 to the Closing Date, the respective principal amounts of the Offered Securities set forth opposite the names of the Underwriters in Schedule A hereto. Payment of and delivery for the Offered Securities shall be made at the offices of the Company at 9:00 a.m., New York City time, on July 14, 2017, or at such other time and date not later than five business days thereafter as the Underwriters and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” As used herein, “business day” means a day on which the Nasdaq Global Select Market is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed. Payment for the Offered Securities shall be made by wire transfer in immediately available funds to the accounts specified by the Company to the Representatives against delivery of the Offered Securities to the Representatives through the facilities of The

Depositary Trust Company (“DTC”), for the account of the Underwriters. Concurrently, the Company shall deliver to the Trustee as custodian for DTC, one or more global notes representing the Offered Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of Offered Securities duly paid by the Company.

3. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus and the Disclosure Package.

4. Certain Agreements of the Company and each Guarantor. The Company and each Guarantor jointly and severally agrees with the several Underwriters that:

(a) Required Filings. The Company covenants and agrees with the Underwriters that it will (i) prepare and file the Prospectus Supplement with the Commission pursuant to Rule 424, (ii) not file any amendment to the Registration Statement or supplement to the Prospectus or any Issuer Free Writing Prospectus of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected in writing or which is not in compliance, in all material respects, with the Rules and Regulations, and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination or completion of the offering of the Offered Securities by the Underwriters; provided, however, that so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is filing reports with the Commission on EDGAR, the Company is not required to furnish such reports or statements to the Underwriters.

(b) Amendments or Supplements; Stop Orders. The Company will advise the Representatives promptly (i) when any post-effective amendment to the Registration Statement shall have become effective; (ii) of receipt of any comments from the Commission; (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

(c) Delivery of Copies. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required (or, but for the exemption in Rule 172, would be required) under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as an Underwriter may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, a signed copy of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as an Underwriter may reasonably request.

(d) Ongoing Compliance. The Company will comply with the Securities Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Offered Securities as contemplated by this Agreement and the Prospectus. If during the period in which a prospectus is required (or, but for the exemption in Rule 172, would be required) by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with the Securities Act or the Rules and Regulations, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus.

(e) Blue Sky Qualifications. The Company and the Guarantors will cooperate with the Representatives in endeavoring to qualify the Offered Securities for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided none of the Company or the Guarantors shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent or subject itself to taxation as doing business in any jurisdiction or qualify as a dealer of securities in any jurisdiction. The Company and the Guarantors will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Offered Securities.

(f) Rule 158. The Company will make generally available to its security holders and the Underwriters, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(g) Investment Company. Neither the Company nor the Guarantors shall invest, or otherwise use the proceeds received by the Company from its sale of the Offered Securities in such a manner as would require the Company, the Guarantors or any of their respective Subsidiaries to register as an investment company under the 1940 Act.

(h) Payment of Expenses. The Company and the Guarantors jointly and severally agree to pay all costs, expenses and fees incident to the performance of the obligations of the Company and the Guarantors under this Agreement, including, without limiting the generality of the foregoing, the following: all fees and expenses of legal counsel to the Company and the Guarantors, accountants’ fees of the Company; any fees charged by investment rating agencies for the rating of the Offered Securities; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Preliminary Prospectus (including any amendments or supplements thereto), any other documents comprising any part of the Disclosure Package and

Prospectus; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Offered Securities; the fees and expenses incurred in connection with the registration or qualification of the Offered Securities under the state or foreign securities or blue sky laws of such jurisdictions as the Underwriters may designate; the preparation, printing, authentication, issuance and delivery of the Offered Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Offered Securities by the Company and the Guarantors to the Underwriters; the printing (or reproduction) and delivery of this Agreement and all other agreements, including the Indenture, or documents approved by the Company and printed (or reproduced) and delivered in connection with the offering of the Offered Securities; the transportation and other expenses of the Company’s and the Guarantors’ officers and employees in connection with presentations to prospective purchasers of the Offered Securities; and all other costs and expenses of the Company and the Guarantors and their representatives incident to the performance by the Company and the Guarantors of their obligations hereunder.

The Company and the Guarantors shall not, however, be required to pay for any of the Underwriters’ expenses (other than those related to qualification under FINRA regulations and state securities or blue sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or by reason of any failure, refusal or inability on the part of the Company or the Guarantors to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms (i) is due to the default or omission of any Underwriter or (ii) by reason of termination of this Agreement by the Representatives as a result of any suspension of trading of any securities of the Company by Nasdaq Stock Market LLC, the Commission or any governmental authority as contemplated by Section 11(a)(iv) hereof arising out of an action or omission of the Company or the Guarantors, then the Company or the Guarantors shall reimburse the several Underwriters for reasonable out-of-pocket expenses incurred in connection with investigating, marketing and proposing to market the Offered Securities or in contemplation of performing their obligations hereunder; but the Company and the Guarantors shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Offered Securities.

(i) DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(j) Use of Proceeds. The Company shall apply the net proceeds of its sale of the Offered Securities as described under the heading “Use of Proceeds” in the Disclosure Package.

(k) Absence of Manipulation. None of the Company or the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Offered Securities.

(l) Restriction on Sale of Securities. For a period of 60 days after the date hereof, neither the Company nor any Guarantors will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by the Company or any Guarantor and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives; provided, that this provision will not restrict the Company from the filing of amendments to the Company’s currently effective shelf registration statement and a new universal shelf registration statement.

5. Free Writing Communications. (a) Issuer Free Writing Communications. The Company has not distributed, and without the prior consent of the Underwriters it will not distribute, any prospectus or other offering material (including, without limitation, any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus or otherwise constitute a Free Writing Prospectus required to be filed with the Commission and content on the Company’s website that may be deemed to be a prospectus or other offering material) in connection with the offering and sale of the Offered Securities, other than the materials referred to in Section 1(a). The Underwriters represent and agree that they have not made and, without the prior consent of the Company, they will not make, any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus or otherwise constitute a free writing prospectus as defined in Rule 405 under the Securities Act and will not include any “issuer information” (as defined in Rule 433) in any free writing prospectus, except as has been disclosed in writing to the Company prior to the Applicable Time. Any such Issuer Free Writing Prospectus the use of which has been consented to by the Company and the Underwriters is listed on Schedule B hereto. The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending, and the Underwriters have complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Offering Participant Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. The Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show. The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to the Underwriters an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein, such information being listed in Section 7(b) below.

(b) Term Sheets. The Company will prepare a final term sheet relating to the Offered Securities, containing only information that describes the final terms of the Offered Securities and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Offered Securities. Any such final term sheet is an Issuer Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by any Underwriter of a free writing prospectus that contains only (i) (x) information describing the preliminary terms of the Offered Securities or their offering or (y) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection, including by means of a pricing term sheet in the form of Exhibit A hereto, or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

6. Conditions of the Obligations of the Underwriters. The obligation of the several Underwriters to purchase and pay for the Offered Securities on the Closing Date is subject to the accuracy of the representations and warranties of the Company and the Guarantors contained herein (as of the date hereof and as of the Closing Date), to the accuracy of the statements of Company’s and the Guarantors’ respective officers made in any documents delivered to the Underwriters pursuant to the provisions hereof, to the performance in all material respects by the Company and the Guarantors of their covenants and obligations hereunder and to the following additional conditions:

(a) Registration Compliance. All post-effective amendments to the Registration Statement filed prior to the Closing Date, if any, as applicable, shall have become effective and any and all filings required by Rule 424 and Rule 430B of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriters and complied with to their reasonable satisfaction. All material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act, except for any issuer information contained in any Offering Participant Free Writing Prospectus. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Company, shall be contemplated by the Commission; and no injunction, restraining order, or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Offered Securities.

(b) Accountants’ Comfort Letter. The Underwriters shall have received, on the date hereof and the Closing Date, a letter dated the date hereof and the Closing Date, in form and substance satisfactory to the Representatives, from each of KPMG LLP and Johnson, Miller & Co., CPA’s PC confirming that it is an independent registered public accounting firm within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’

“comfort letters” to the Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the Prospectus and the Disclosure Package.

(c) Reserve Engineer’s Comfort Letter. The Underwriters shall have received, on the date hereof and the Closing Date, a letter dated the date hereof and the Closing Date, in form and substance satisfactory to the Underwriters, from Ryder Scott Company, L.P. confirming the conclusions and findings of such firm with respect to the oil and natural gas reserves of the Company and the Subsidiaries.

(d) Opinion of Counsel for Company. The Underwriters shall have received on the Closing Date an opinion of Baker Botts L.L.P., counsel for the Company and the Guarantors, and an opinion of Gerald A. Morton, as General Counsel of the Company and for the Guarantors, each dated the Closing Date, addressed to the Underwriters in substantially the forms attached hereto as Exhibit B-1 and Exhibit B-2, respectively

(e) Opinion of Counsel for Underwriters. The Underwriters shall have received from Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, an opinion dated the Closing Date in such form as the Underwriters reasonably may request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(f) Officers’ Certificate. The Underwriters shall have received on the Closing Date a certificate or certificates of the Company’s Chief Executive Officer and Chief Financial Officer and each Guarantor’s President and Vice President to the effect that, as of the Closing Date, each of them severally represents as follows:

(i) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and, to his knowledge, no proceedings for such purpose have been instituted or are pending;

(ii) The representations and warranties of the Company and each Guarantor contained in Section 1 hereof are true and correct as of the Closing Date;

(iii) They have carefully examined the Registration Statement, the Prospectus and the Disclosure Package and, in their opinion, (A) such Registration Statement as of the most recent Effective Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (B) the Prospectus, as of its date and the date hereof, and the Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Prospectus, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

(iv) Since the respective dates as of which information is given in the Disclosure Package, except as disclosed in the certificate or certificates, (1) there has not been any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company, the Guarantors and their respective Subsidiaries considered as a whole, whether or not arising in the ordinary course of business otherwise than as set forth or contemplated in the Disclosure Package; and (2) none of the Company, the Guarantors or any of their respective Subsidiaries have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which would have a Material Adverse Effect otherwise than as set forth or contemplated in the Disclosure Package.

(g) Offered Securities. On or prior to the Closing Date, the Offered Securities shall have been duly executed, issued and delivered to the Underwriters by the Company and authenticated by the Trustee.

(h) Absence of Certain Actions. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance, sale or subsequent resale by the Underwriters of the Offered Securities as contemplated.

(i) Absence of Downgrade. Subsequent to the Applicable Time, there shall not have been any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as such term is defined for purposes of Section 3(a)(62) under the Exchange Act), or any public announcement that any such organization has under surveillance or review with possible negative implications its rating of any debt securities of the Company or any announcement that the Company has been placed on negative outlook.

(j) Execution and Delivery of Indenture. On or prior to the Closing Date, the Company, the Guarantors and the Trustee shall have executed and delivered the Indenture.

(k) Further Certificates and Documents. The Company and the Guarantors shall have furnished to the Underwriters such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder at such time may be terminated by the Underwriters. In such event, the Company and the Guarantors on the one hand and the Underwriters on the other shall not be under any obligation to each other (except to the extent provided in Sections 4 and 7 hereof).

7. Indemnification and Contribution. (a) Indemnification of Underwriters. The Company and the Guarantors, jointly and severally, agree (i) to indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees and agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject under the Securities Act, Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, and Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or (B) with respect to the Registration Statement, the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or, with respect to the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in any part of the Registration Statement, the Preliminary Prospectus, the Prospectus or such amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company or the Guarantors by the Underwriters through the Representatives specifically for use in the preparation thereof, such information being listed in subsection (b) below; and (ii) to reimburse each Indemnified Party upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Indemnified Party or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Offered Securities, whether or not such Indemnified Party is a party to any action or proceeding. In the event that it is finally judicially determined that such Underwriter was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, such Underwriter will promptly return all sums that had been advanced pursuant hereto.

(b) Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, the Guarantors and each of their respective directors and officers and each person, if any, who controls the Company or such Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any Guarantor or any such respective director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, and Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Offering Participant Free Writing Prospectus; or (ii) with respect to the Registration Statement, the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or, with respect to the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse any legal or other out-of-pocket expenses reasonably incurred by the Company or any Guarantor or any such respective director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that such Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in any part of the Registration Statement, and Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Offering Participant Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use in the preparation thereof. The Company, the Guarantors and the Underwriters acknowledge and agree that the only information furnished or to be furnished on behalf of each Underwriter to the Company for inclusion in any part of the Registration Statement, the Preliminary Prospectus and the Prospectus consists of the third paragraph, the third sentence of the seventh paragraph and the eighth paragraph under the caption “Underwriting (Conflicts of Interest)” and the first, second and third paragraphs under the sub-heading “Conflicts of Interest” under the caption “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus and the second and fifth sentences of the first paragraph and the first, second and third sentences up to the comma in the third sentence in the second paragraph under the sub-heading “Sale Through Underwriters or Dealers” under the caption “Plan of Distribution” in the Prospectus.

(c) Actions against Parties; Notification. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 7(a) or (b) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding, and shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Underwriters in the case of parties indemnified pursuant to Section 7(a) and by the Company or the Guarantors in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff (other than a final judgment entered into pursuant to a settlement as to which the indemnifying party did not consent), the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment; provided, however, that if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel in accordance with the provisions hereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) or (b) effected without its written consent if (i) such settlement is entered into in good faith by the indemnified party more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to, or an admission of, fault or culpability to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Offered Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as Total Proceeds (as defined below) received by the Company from the sale of the Offered Securities to the Underwriters, and the Total Underwriting Discount (as defined below) received by the Underwriters, bear to the Total Public Sale Price (as defined below) of the Offered Securities, in each case as set forth on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. As used in this paragraph, “Total Proceeds” mean the total purchase price for the Offered Securities (before discounts, commissions and other expenses) paid to the Company by the Underwriters pursuant to this Agreement; “Total Public Sale Price” means the total sales price received by the Underwriters from the initial sale of the Offered Securities to investors in the offering contemplated by this Agreement; and “Total Underwriting Discount” means the amount obtained by subtracting (i) the Total Proceeds from (ii) the Total Public Sale Price.

The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, (i) an Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public exceeds the amount of damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations pursuant to this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. For purposes of this Section 7(d), each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company and the Guarantors, respectively, the officers of the Company and the Guarantors, respectively, and each person, if any, who controls the Company or the Guarantors within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7(d), notify in writing such party or parties from whom contribution may be sought, but the omission to so notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 7(d).

8. Default of Underwriters. If on the Closing Date any Underwriter or Underwriters hereof shall fail to purchase the portion of the Offered Securities which such Underwriter or Underwriters hereof has agreed to purchase (otherwise than by reason of any default on the part of the Company or the Guarantors), you, as Representatives, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Offered Securities, as the case may be, which the defaulting Underwriter or Underwriters hereof failed to purchase. If, however, the Representatives shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Offered Securities on such terms. After giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided above, if during such period the Representatives or the Company shall not have procured such other Underwriters, or any others, to purchase the Offered Securities agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate principal amount of Offered Securities with respect to which such default shall occur does not exceed 10% of the aggregate principal amount of all Offered Securities covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective principal amount of Offered Securities which they are obligated to purchase hereunder, to purchase the Offered Securities which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate principal amount of Offered Securities with respect to which such default shall occur exceeds 10% of the principal amounts of Offered Securities covered hereby, the Company or the Representatives will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Section 7 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section, the Closing Date may be postponed for such period, not exceeding seven days, as you, as the Representatives, or the Company may determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations and warranties of the Company, the Guarantors and the several Underwriters set forth in or made pursuant to this Agreement, and certifications made by certain officers of the Company and the Guarantors pursuant to this Agreement, will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 12 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the respective obligations of the Company, the Guarantors and the Underwriters pursuant to Section 7 shall remain in effect.

10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Underwriters, c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 (fax: (646)

291-1469), Attention: General Counsel; c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020, Attention: High Yield Legal Department (Fax: (212) 901-7897); or, if sent to the Company or the Guarantors, will be mailed or delivered and confirmed to it at Carrizo Oil & Gas, Inc., 500 Dallas Street, Suite 2300, Houston, TX 77002, Attention: Gerald A. Morton, General Counsel, with a copy (which shall not constitute notice) to Baker Botts L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas 77002, Facsimile: (713) 229-7778, Attention: Gene J. Oshman.

11. Termination.

(a) Material Adverse Change. If, subsequent to the execution and delivery of this Agreement, any of the following has occurred: (i) any change or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company, the Guarantors and their respective Subsidiaries taken as a whole, which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market and deliver the Offered Securities; (ii) any change in U.S. or international financial, political or economic conditions the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the Nasdaq Global Select Market or the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iv) any suspension of trading of any securities of the Company or the Guarantors on any exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal or New York state authorities; (vi) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, except as existing with similar severity on the date hereof involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market and deliver the Offered Securities or to enforce contracts for the sale of the Offered Securities, this Agreement may be terminated by the Representatives.

(b) Costs and Expenses. This Agreement may be terminated by the Representatives as provided in the final paragraph of Section 6 hereof.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, officers, directors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder. No purchaser of any of the Offered Securities from the Underwriters shall be deemed a successor or assign merely because of such purchase.

13. Representation of Underwriters. You will act for the several Underwriters in connection with the sale and purchase contemplated hereby, and any action under this Agreement taken by you jointly or by Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representatives, will be binding upon all the Underwriters.

In addition, each of the Company and the Guarantors acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriters’ research analysts may hold and make statements or investment recommendations or publish research reports with respect to the Company or the Guarantors or the offering that differ from the views of its investment bankers. Each of the Company and the Guarantors hereby waives and releases, to the fullest extent permitted by law, any claims that any of the Company or the Guarantors may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Guarantors by the Underwriters’ investment banking divisions. Each of the Company and Guarantors acknowledges that the Underwriters are full service securities firms and as such from time to time, subject to applicable securities laws, may effect transactions for their own accounts or the accounts of their customers and hold long or short position in debt or equity securities of the companies which may be the subject to the transactions contemplated by this Agreement.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company and the Guarantors acknowledge and agree that:

(a) No Other Relationship. The Representatives have been retained solely to act as an initial Underwriter in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Guarantors and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or Prospectus, irrespective of whether the Representatives have advised or are advising the Company or the Guarantors on other matters;

(b) Arm’s-Length Negotiations. The purchase price of the Offered Securities set forth in this Agreement was established by the Company and the Guarantors following discussions and arms-length negotiations with the Representatives and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has and the Guarantors have been advised that the Representatives and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Guarantors and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Guarantors by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver; Waiver of Jury Trial. The Company and the Guarantors waive, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty pursuant to this Agreement and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Guarantors in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company or the Guarantors. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Guarantors irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

17. Entire Agreement. This Agreement, together with all other written agreements of the parties executed on the date hereof in connection with the offering of the Offered Securities, constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

18. Amendment. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Guarantors and the several Underwriters in accordance with its terms.

Very truly yours,

The Company:

CARRIZO OIL & GAS, INC.

By:	/s/ David L. Pitts
	Name:	David L. Pitts
	Title:	Vice President and Chief Financial Officer

The Guarantors:
BANDELIER PIPELINE HOLDING, LLC
CARRIZO (EAGLE FORD) LLC
CARRIZO (MARCELLUS) LLC
CARRIZO (MARCELLUS) WV LLC
CARRIZO (NIOBRARA) LLC
CARRIZO (PERMIAN) LLC
CARRIZO (UTICA) LLC
CARRIZO MARCELLUS HOLDING INC.
CLLR, INC.
HONDO PIPELINE, INC.
MESCALERO PIPELINE, LLC

By:	/s/ David L. Pitts
	Name:	David L. Pitts
	Title:	Vice President and Chief Financial Officer

Company Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is

hereby confirmed and accepted as of the date

first above written.

Acting on behalf of themselves

and as the Representatives of

the several Underwriters

CITIGROUP GLOBAL MARKETS INC.

By	/s/ David Tuder
	Name:	David Tuder
	Title:	Director

MERRILL LYNCH, PIERCE, FENNER & SMITH

   INCORPORATED

By	/s/ Mark Sooby
	Name:	Mark Sooby
	Title:	Managing Director

Signature Page to Underwriting Agreement

SCHEDULE A

Underwriter	Principal Amount of 8.250% Senior Notes due 2025

Citigroup Global Markets Inc.	$66,250,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	41,250,000
Wells Fargo Securities, LLC	13,250,000
Capital One Securities, Inc.	13,250,000
Goldman Sachs & Co. LLC	9,750,000
RBC Capital Markets, LLC	9,750,000
SG Americas Securities, LLC	9,750,000
Credit Agricole Securities (USA) Inc.	9,750,000
BBVA Securities Inc.	9,750,000
BMO Capital Markets Corp.	9,750,000
Scotia Capital (USA) Inc.	9,750,000
ABN AMRO Securities (USA) LLC	7,000,000
Jefferies LLC	9,750,000
Credit Suisse Securities (USA) LLC	7,000,000
IBERIA Capital Partners L.L.C.	7,000,000
KeyBanc Capital Markets Inc.	7,000,000
Regions Securities LLC	5,000,000
Comerica Securities, Inc.	5,000,000

Total	$250,000,000

SCHEDULE B

Issuer Free Writing Communications Included in the Disclosure Package

1.	Free Writing Prospectus, dated June 28, 2017.

2.	Pricing Term Sheet filed with the SEC as a free writing prospectus on June 29, 2017.

SCHEDULE C

List of Subsidiaries

Bandelier Pipeline Holding, LLC

Carrizo (Eagle Ford) LLC

Carrizo (Marcellus) LLC

Carrizo (Marcellus) WV LLC

Carrizo (Niobrara) LLC

Carrizo (Permian) LLC

Carrizo (Utica) LLC

Carrizo Marcellus Holding Inc.

CLLR, Inc.

Hondo Pipeline, Inc.

Mescalero Pipeline, LLC

Exhibit A

Form of Pricing Term Sheet

Issuer Free Writing Prospectus

Filed by: Carrizo Oil & Gas, Inc.

Pursuant to Rule 433 under the Securities Act of 1933

Registration Statement on Form S-3: No. 333-198459

June 29, 2017

CARRIZO OIL & GAS, INC.

Pricing Term Sheet

The information in this pricing term sheet relates to the offering of the 8.250% Senior Notes due 2025 (the “Notes Offering”) and should be read together with the preliminary prospectus supplement dated June 28, 2017 for the Notes Offering (including the documents incorporated by reference therein and the base prospectus in respect thereof) (the “Preliminary Prospectus Supplement”), and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the applicable Preliminary Prospectus Supplement. Terms used herein but not defined herein shall have the respective meanings as set forth in the applicable Preliminary Prospectus Supplement.

Issuer:	Carrizo Oil & Gas, Inc.

Aggregate Principal Amount:	$250,000,000

Gross Proceeds:	$250,000,000

Net Proceeds (before expenses):	$246,250,000

Title of Securities:	8.250% Senior Notes due 2025

Distribution:	SEC Registered

Final Maturity Date:	July 15, 2025

Issue Price:	100.000%, plus accrued interest, if any, from July 14, 2017

Coupon:	8.250%

Underwriting Discount:	1.500%

Yield to Maturity:	8.250%

Exhibit A, Page-1

Spread to Benchmark Treasury:	+606 bps

Benchmark Treasury:	UST 2.000% due August 15, 2025

Interest Payment Dates:	July 15 and January 15, beginning on January 15, 2018

Optional Redemption:	On and after July 15, 2020, in whole or in part, at the redemption prices set forth below (expressed as percentages of the principal amount), plus accrued and unpaid interest, if any, to the redemption date, beginning on July 15 of the years set forth below:

Date	Price

2020	106.188%
2021	104.125%
2022	102.063%
2023 and thereafter	100.000%

Make-Whole Redemption:	Prior to July 15, 2020, make-whole call at T+50 bps

Equity Clawback:	Prior to July 15, 2020, up to 35% at a redemption price equal to 108.250% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date

Special Mandatory Redemption:	If the acquisition by Carrizo (Permian) LLC, a wholly-owned subsidiary of Carrizo Oil & Gas, Inc. (“Carrizo”), from ExL Petroleum Management, LLC of approximately 16,488 net acres located in the Delaware Basin (the “Pending Acquisition”) is not consummated by October 28, 2017 or if the purchase and sale agreement related to the Pending Acquisition (the “Purchase Agreement”) is terminated at any time prior to the consummation of the Pending Acquisition, Carrizo will be required to redeem the notes then outstanding in cash at a redemption price equal to the initial offering price, plus accrued and unpaid interest to, but not including, the date of redemption. Additionally, if Carrizo determines it is reasonably likely that the Pending Acquisition will not close on or prior to October 28, 2017, or the Purchase Agreement will be terminated at any time prior to the consummation of the Pending Acquisition, Carrizo may, at its option, redeem the notes then outstanding in cash at a redemption price equal to the initial offering price, plus accrued and unpaid interest to, but not including, the date of redemption.

Exhibit A, Page-2

Change of Control:	Offer to purchase at 101% of principal, plus accrued and unpaid interest to the date of purchase

Joint Global Coordinators and Bookrunners:	Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated

Joint Bookrunners:

Wells Fargo Securities, LLC

Capital One Securities, Inc.

Goldman Sachs & Co. LLC

RBC Capital Markets, LLC

SG Americas Securities, LLC

Credit Agricole Securities (USA) Inc.

BBVA Securities Inc.

BMO Capital Markets Corp.

Scotia Capital (USA) Inc.

ABN AMRO Securities (USA) LLC

Joint Lead Managers:	Jefferies LLC Credit Suisse Securities (USA) LLC IBERIA Capital Partners L.L.C. KeyBanc Capital Markets Inc. Regions Securities LLC Comerica Securities, Inc.

Trade Date:	June 29, 2017

Settlement Date:	July 14, 2017 (T+10)

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP and ISIN Numbers:	CUSIP: 144577 AJ2	ISIN: US144577AJ24

Additional Information:

Common Stock Offering (the “Common Stock Offering”):

Issuer:	Carrizo Oil & Gas, Inc.

Securities Offered:	15,600,000 shares of Common Stock of the Issuer

Price to Public:	$14.60 per share of Common Stock

Gross Proceeds (before underwriting discount and expenses):	We expect to receive gross proceeds from the Common Stock Offering of approximately $227,760,000.

Trade Date:	June 28, 2017

Settlement Date:	July 3, 2017

Exhibit A, Page-3

The Notes Offering and the Common Offering are separate offerings that are being made pursuant to separate prospectus supplements. The closing of the Notes Offering is not conditioned upon the closing of the Common Offering, and the closing of the Common Offering is not conditioned upon the closing of the Notes Offering. In addition, the closing of the Common Offering is not conditioned on, nor is it a condition to, the consummation of the Pending Acquisition (as defined in the Preliminary Prospectus Supplement).

The issuer has filed a registration statement (including a prospectus and preliminary prospectus supplement) with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement for this offering, the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by contacting Citigroup Global Markets Inc. at (800) 831-9146 or BofA Merrill Lynch at 1-800-294-1322 or by email at dg.prospectus_requests@baml.com.

Carrizo Oil & Gas, Inc. expects that delivery of the notes will be made to investors on or about July 14, 2017, which will be the tenth business day following the date of term sheet (such settlement being referred to as “T+10”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder may be required, by virtue of the fact that the notes initially settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

Exhibit A, Page-4

Exhibit B-1

Form of Opinion of Baker Botts L.L.P.

1. The Company is a corporation validly existing and in good standing under the laws of the State of Texas. The Company has all necessary corporate power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted and as such business is described in the Registration Statement, the Prospectus and the Disclosure Package.

2. The Company has all requisite corporate power and authority to enter into and perform its obligations under the Agreement and to issue and sell the Offered Securities, and each Guarantor has all requisite corporate or limited liability company power and authority to enter into and perform its obligations under the Agreement and to issue the Initial Guarantee of such Guarantor.

3. The Agreement has been duly authorized and validly executed and delivered by the Company and each Guarantor.

4. The Base Indenture has been duly authorized and validly executed and delivered by the Company, CCBM, Inc., CLLR, Inc. and Hondo Pipeline, Inc., the Sixth Supplemental Indenture has been duly authorized, executed and delivered by the Company, CCBM, Inc. and Chama Pipeline Holding LLC, the Eighth Supplemental Indenture has been duly authorized, executed and delivered by the Company and each subsidiary guarantor party thereto, the Eleventh Supplemental Indenture has been duly authorized, executed and delivered by the Company and each subsidiary guarantor party thereto, the Twelfth Supplemental Indenture has been duly authorized, executed and delivered by the Company and each subsidiary guarantor party thereto, the Fourteenth Supplemental Indenture has been duly authorized, executed and delivered by the Company and each subsidiary guarantor party thereto, the Seventeenth Supplemental Indenture has been duly authorized, executed and delivered by the Company and each subsidiary guarantor party thereto, the Eighteenth Supplemental Indenture has been duly authorized, executed and delivered by the Company and each subsidiary guarantor party thereto, the Nineteenth Supplemental Indenture has been duly authorized, executed and delivered by the Company and each subsidiary guarantor party thereto, the Twentieth Supplemental Indenture has been duly authorized, executed and delivered by the Company and each subsidiary guarantor party thereto and assuming the due authorization, execution and delivery of each of the Base Indenture, the Sixth Supplemental Indenture, the Eighth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Seventeenth Supplemental Indenture, the Eighteenth Supplemental Indenture, the Nineteenth Supplemental Indenture and the Twentieth Supplemental Indenture by the Trustee, each of the Base Indenture, the Sixth Supplemental Indenture, the Eighth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Seventeenth Supplemental Indenture, the Eighteenth Supplemental Indenture, the Nineteenth Supplemental Indenture and the Twentieth Supplemental Indenture constitutes a valid and legally binding obligation of the Company and each Guarantor party thereto, enforceable against the Company and each such Guarantor in accordance with its terms, except as the enforceability thereof may be subject to bankruptcy, insolvency, fraudulent

Exhibit B-1, Page-1

conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity and public policy (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding may be brought; and the Base Indenture and the Twentieth Supplemental Indenture conforms in all materials respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

5. The Offered Securities have been duly authorized and validly executed and delivered by the Company, and, when authenticated in accordance with the provisions of the Base Indenture and the Twentieth Supplemental Indenture and delivered to and paid for by the Underwriters under this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity and public policy (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding may be brought.

6. The Guarantees of each Guarantor have been duly authorized and validly executed and delivered by such Guarantor, and when the Offered Securities are authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters under this Agreement, the Initial Guarantee of each Guarantor will constitute a valid and legally binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as the enforceability thereof may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity and public policy (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding may be brought.

7. The execution and delivery by the Company and each Guarantor of this Agreement and the consummation of the transactions provided for herein do not and will not with the passage of time (a) result in a breach or violation of any of the terms or provisions of, or constitute a default under the Organizational Documents of the Company or any Guarantor; (b) to our knowledge, result in any breach or violation of any terms, provisions or conditions of, or constitute a default of or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company or any Guarantor pursuant to any indenture, mortgage, deed of trust, note, contract, commitment, instrument or document filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the Commission on February 27, 2017, the Company’s quarterly report on Form 10-Q, as filed with the Commission on May 9, 2017, or current reports on Form 8-K filed with the commission after the date of such annual report, in each case as incorporated by reference in the Registration Statement (the “Material Agreements”), except for such contracts for which consents or waivers have been obtained as of the date hereof; or (c) to our knowledge, result in a violation by the Company or any Guarantor of any law, statute, rule or regulation of the United States, the State of Texas or the State of Delaware applicable to the Company and the Guarantors (other than securities laws or anti-fraud laws); except, in the case of either (b) or (c), for any

Exhibit B-1, Page-2

breach, violation, default or creation of a lien, charge or encumbrance that, individually or in the aggregate, would not be reasonably expected to have a material adverse effect on the business and operations of the Company or any Guarantor or on its legal ability to perform its obligations under the Agreement.

8. No consent, approval or authorization of, or filing with, any governmental authority or agency of the United States, the State of Texas or the State of Delaware is required on the part of the Company or any Guarantor as a condition to the Company’s and each Guarantor’s valid execution, delivery and performance of its obligations under this Agreement or to the offer, sale or issuance of the Offered Securities by the Company and the issuance of the Initial Guarantee of a Guarantor by such Guarantor, other than those that have been made or obtained under the Securities Act, the Trust Indenture Act and the Rules and Regulations or the filing of a prospectus supplement or any issuer information contained in any Offering Participant Free Writing Prospectus on a timely basis with the Commission or as may be required under state securities or “blue sky” laws or by the Nasdaq Stock Market LLC in connection with the sale of the Initial Notes and except for any Form 8-K filing.

9. The statements in the Registration Statement, Prospectus and Disclosure Package under the caption “Description of the Notes” insofar as such statements constitute a summary of the terms of the Offered Securities are accurate summaries of the terms of the Offered Securities, in all material respects.

10. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act that has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement; each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein; and, to such counsel’s knowledge, no order suspending the effectiveness of the Registration Statement has been issued, no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or threatened by the Commission.

11. The statements in the Registration Statement, Prospectus and Disclosure Package under the caption “Material U.S. Federal Income and Estate Tax Considerations,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, fairly and accurately summarize the matters referred to therein in all material respects.

12. Neither the Company nor any Guarantor is an “investment company” or an entity controlled by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

We have reviewed the Registration Statement, the Prospectus and the Disclosure Package and have participated in conferences with officers and other representatives of the Company and the Guarantors, with representatives of the Company’s independent registered public accounting firm and independent petroleum engineers and with your representatives and your counsel, at

Exhibit B-1, Page-3

which the contents of the Registration Statement, the Disclosure Package, the Prospectus and related matters were discussed. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Disclosure Package or the Prospectus, and we have not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Disclosure Package and the Prospectus involve matters of a non-legal nature. Accordingly, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement, the Disclosure Package and the Prospectus (except to the extent stated in paragraphs 10 and 12 above). Subject to the foregoing, and on the basis of the information we gained in the course of performing the services referred to above, we advise you that:

(a) the Registration Statement, as of the latest Effective Date, the Preliminary Prospectus, as of the Applicable Time and the Prospectus, as of its date and the date hereof, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations; and

(b) nothing came to our attention that caused us to believe that:

1. the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

2. the Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

3. the Prospectus, as of its date and as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case we have not been asked to, and do not, express any belief with respect to (a) the financial statements and schedules or other financial, accounting or statistical information contained or included or incorporated by reference therein or omitted therefrom, (b) the summary reserve reports of the Company’s independent petroleum engineers and reserve information included or incorporated by reference therein or omitted therefrom, (c) the representations and warranties and other statements of fact contained in the exhibits to the Registration Statement or to documents incorporated by reference therein, or (d) that part of the Registration Statement that constitutes the Form T-1.

In connection with our opinion expressed above in paragraph 7, we have reviewed only the Material Agreements and our opinion is limited in all respects to such review.

In rendering the opinions set forth in paragraph 1 above as to the good standing of the Company in Texas, we have relied solely upon a certificate issued by the office of the Secretary

Exhibit B-1, Page-4

of State of the State of Texas and a statement of Franchise Tax Account Status, dated as of April 28, 2015, obtained through the website of the Office of the Comptroller of Public Accounts of Texas, which statement expressly states that, as of the date thereof, the right of the Company to transact business in Texas is “active.”

Our opinion is limited in all respects to matters governed by the Federal laws of the United States, the laws of the State of Texas, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the contract laws of the State of New York, in each case as in effect on the date hereof. The opinions expressed herein are for your benefit and may be relied upon only by you for such purposes and may not be given or described to any other person without our prior written consent. The opinions given are strictly limited to the matters stated herein and no implied opinions are to be inferred from anything stated herein, and without limiting the generality of the foregoing we express no opinion with respect to any bankruptcy or creditors rights laws or any federal or state securities or antifraud law, rule or regulation except as otherwise specifically stated herein. This opinion speaks as of the date hereof, and we disclaim any obligation to update this opinion.

Exhibit B-1, Page-5

Exhibit B-2

Form of Opinion of Gerald A. Morton,

as General Counsel of the Company and for the Guarantors

1. Each of Bandelier Pipeline Holding, LLC, Carrizo (Eagle Ford) LLC, Carrizo (Marcellus) LLC, Carrizo (Marcellus) WV LLC, Carrizo (Niobrara) LLC, Carrizo (Permian) LLC, Carrizo (Utica) LLC, Carrizo Marcellus Holding Inc., CLLR, Inc., Hondo Pipeline, Inc. and Mescalero Pipeline, LLC is a corporation or limited liability company validly existing and in good standing under the laws of the State of Delaware. Each Guarantor has all necessary corporate or limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Prospectus and the Disclosure Package.

2. The issuance and sale of the Offered Securities by the Company is not subject to any preemptive or other similar rights of any security holder of the Company or the Guarantors under the Company’s or any Guarantor’s Organizational Documents or, to my knowledge, any agreement. To my knowledge, except as disclosed in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase or any restriction upon the voting or transfer of any securities of the Company or any Guarantor pursuant to the Company’s or any Guarantor’s Organizational Documents or any agreements known to me. To my knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to any Registration Statement, other than as described in any Registration Statement or as have been waived or satisfied.

3. To my knowledge, other than as set forth in the Registration Statement and Prospectus, there is no action, suit or proceeding, in each case pending or threatened against the Company or any Guarantor before any court, administrative agency or governmental authority of the United States, the State of Texas or the State of Delaware which, if adversely determined, would have a material adverse effect on the business and operations of the Company or any Guarantor or, in each case, on its legal ability to perform its obligations under the Underwriting Agreement.

4. To my knowledge, all contracts and other documents required to be filed as exhibits to, or described in, the Registration Statement have been so filed with the Commission or are fairly described in the Registration Statement, as the case may be.

5. To my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened or pending.

I have participated in conferences with officers and other representatives of the Company and the Guarantors, your representatives, your counsel and representatives of the independent registered public accounting firms and reserve engineering firms of the Company and the Guarantors at which conferences the contents of the Registration Statement, the Prospectus and the Disclosure Package and related matters were discussed and, although I did not independently

Exhibit B-2, Page-1

verify such information and am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus and the Disclosure Package, I advise you that on the basis of the foregoing, no facts have come to my attention which lead me to believe that (A) the Registration Statement (except for (i) the financial statements and schedules contained therein or omitted therefrom (including the notes thereto and the auditor’s report thereon), (ii) the summary reserve reports of the Company’s independent petroleum engineers included therein, (iii) the other accounting, financial, statistical or reserve engineering data contained therein or omitted therefrom, or (iv) the representations and warranties included in the exhibits to the documents incorporated by reference therein, as to which I have not been asked to comment), at its latest Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus (except for (i) the financial statements and schedules contained therein or omitted therefrom (including the notes thereto and the auditor’s report thereon), (ii) the summary reserve reports of the Company’s independent petroleum engineers included therein, (iii) the other accounting, financial, statistical or reserve engineering data contained therein or omitted therefrom, or (iv) the representations and warranties included in the exhibits to the documents incorporated by reference therein, as to which I have not been asked to comment) as of its date, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the Disclosure Package (except for (i) the financial statements and schedules contained therein or omitted therefrom (including the notes thereto and the auditor’s report thereon), (ii) the summary reserve reports of the Company’s independent petroleum engineers included therein, (iii) the other accounting, financial, statistical or reserve engineering data contained therein or omitted therefrom, or (iv) the representations and warranties included in the exhibits to the documents incorporated by reference therein, as to which I have not been asked to comment) as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The opinions herein expressed are subject to the following qualifications:

A. The opinions expressed herein are limited to matters governed by the laws of the State of Texas, the corporate and limited liability company laws of the State of Delaware and the federal laws of the United States of America. I am only admitted to practice law in the State of Texas.

B. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein and without limiting the generality of the foregoing I express no opinion with respect to any bankruptcy or creditors rights laws or any federal or state securities or antifraud law, rule or regulation except as otherwise specifically stated herein. The opinions expressed herein are based upon and rely upon the current status of the law in the applicable jurisdiction and in all respects are subject to and may be limited by future legislation as well as by developing case law. The opinions expressed herein are based solely upon applicable laws, statutes, ordinances, rules and regulations and facts, all as in existence on this date, and I express no opinion as to the effect which any future amendments, changes, additions or modifications thereof may have upon the

Exhibit B-2, Page-2

opinions expressed herein, and I assume no obligation to update or supplement such opinions to reflect any facts or circumstances which may hereafter come to my attention or any changes in law which may hereafter occur.

C. The opinions expressed herein are legal opinions only and do not constitute a guarantee or warranty of the matters discussed herein.

D. The opinions expressed herein are rendered solely for your benefit in connection with the transactions described above. Except as expressly permitted by me in writing, these opinions may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without my prior written consent in each instance.

E. In the foregoing opinions, phrases such as “to my knowledge,” “known to me” and those with equivalent wording refer to my conscious awareness of information. In my capacity as General Counsel, I have participated in numerous internal company meetings, made inquiries of such individuals as I deemed appropriate and have examined records that I deemed relevant as a basis for the opinions expressed above.

Exhibit B-2, Page-3